SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 21, 2003


                             STEEL TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

                         Commission file number 0-14061

                        Kentucky                                 61-0712014
             (State or other jurisdiction of                 (I.R.S. Employer
             incorporation or organization)                 Identification No.)


                  15415 Shelbyville Road, Louisville, KY       40245
              ----------------------------------------------------------
               (Address of principal executive offices)       (Zip Code)

                                 (502) 245-2110
              (Registrant's telephone number, including area code)

                                  Not applicable
--------------------------------------------------------------------------------
   (Former name, former address and former fiscal year, if changed since last report)

Item 7.  Financial Statements and Exhibits

         (c)  Exhibits

              99 Earnings release dated July 21, 2003 for the quarter ended June 30, 2003

Item 9. Regulation FD Disclosure

On July 21, 2003, Steel Technologies Inc. issued a press release announcing results for the third quarter ended June 30, 2003. A copy of the press release is attached as Exhibit 99. This information furnished under "Item 9. Regulation FD Disclosure" is intended to be furnished under "Item 12. Results of Operations and Financial Condition" in accordance with SEC Release No. 33-8216.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEEL TECHNOLOGIES INC.
(Registrant)







  By      /s/ Joseph P. Bellino
          -----------------------------
          Joseph P. Bellino
          Chief Financial Officer
          (Principal Financial and Chief Accounting Officer)




Dated: July 24, 2003

                                   EXHIBIT 99


NEWS RELEASE


Contact: Bradford T. Ray                    Joseph P. Bellino
         Chief Executive Officer            Chief Financial Officer
         502/245-2110                       502/245-2110




                  STEEL TECHNOLOGIES INC. REPORTS THIRD QUARTER
                      NET INCOME OF $0.10 PER DILUTED SHARE

   Comments on Market Conditions, Cash Flow, and New Mi-Tech Facility Start-Up


LOUISVILLE, Ky. (July 21, 2003) - Steel Technologies Inc. (NASDAQ/NM: STTX) today reported results for the third quarter and nine months ended June 30, 2003. For the third fiscal quarter, sales increased 1% to $129.6 million from $128.0 million for the same period last year. Net income for the quarter was $972,000 or $0.10 per diluted share compared with $5.0 million or $0.51 per diluted share for the third quarter of fiscal 2002.

     For the nine months ended June 30, 2003, sales increased 12% to $385.7 million from $344.3 million for the year-earlier period. Net income through the first nine months of fiscal 2003 was $6.8 million or $0.68 per diluted share compared with $9.7 million or $0.98 per diluted share for the nine months of fiscal 2002.

     "Our results for the third quarter of fiscal 2003 were in line with our previously announced projections, and we continue to navigate through a tough economic environment," said Bradford T. Ray, Chairman and Chief Executive
Officer. "Volume shipped was 9% below year-earlier levels and margins have contracted due to a continuing supply/demand imbalance. Our volume was affected by the reduced automotive production levels that ended the quarter 9% lower than year-earlier levels. In addition, earnings from our Mexican operations were affected by that country's economic slowdown, a weaker dollar versus the peso, and an increase in allowance for doubtful accounts receivable.

     "Current booking levels and the normal seasonal pattern indicate continued softness in demand," added Mr. Ray. "Offsetting this, we have been awarded several new contracts and expect the ramp-up of our latest acquisition in Ottawa, Ohio, to contribute to earnings this quarter. In addition, industry consolidation on the producer side continues to materialize. Over the longer term, we believe this consolidation will stabilize the recent raw material volatility and position us for improved performance.

                                    -MORE-

STTX Announces Third Quarter Results
Page 2
July 21, 2003

     "We continue to generate substantial cash flow through our working capital management programs," commented Mr. Ray. "During the quarter, we reduced borrowings on our bank line of credit debt from $110 million to $87 million, providing us with sufficient capacity on our $151 million credit line to support our strategic opportunities."

     The Company reported that its Mi-Tech Steel, Inc joint venture had improved sales and earnings growth during the quarter. The Company announced that Mi-Tech's new Canton, Mississippi, facility is on schedule for completion later this month. "We are pleased with the rebound in Mi-Tech's earnings during the quarter and look forward to having the new Canton facility complement the network of facilities Mi-Tech has in place to service transplant and domestic customers," added Mr. Ray.

     Steel Technologies processes flat-rolled steel to specified thickness, width, temper, finish and shape requirements for automotive, appliance, lawn and garden, agricultural, recreational, office equipment and railcar industries among others. The Company operates 16 production facilities located throughout the United States and Mexico, including three at Mi-Tech Steel, Inc. For the fiscal year ended September 30, 2002, Steel Technologies reported sales of $475.4 million and net income of $15.8 million or $1.60 per diluted share. More information about the Company may be found on the World Wide Web at www.steeltechnologies.com.

     A simulcast and replay of Steel Technologies' second quarter conference call may be accessed at the Company's web site or at www.companyboardroom.com. The live broadcast will begin at approximately 10:00 a.m. Eastern Time today and a replay of the call will be available at approximately noon Eastern Time and will run through August 21, 2003.

     Statements contained in this release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties (contained in the Company's SEC filings), which could cause actual results to differ materially from those projected. SEC filings may be obtained from the SEC or by contacting the Company.

                                     -MORE-

STTX Announces Second Quarter Results
Page 3
April 21, 2003



                         STEEL TECHNOLOGIES INC.
                  Condensed Consolidated Balance Sheets

                                                       June 30      September 30
                                                        2003            2002
                                                     -----------    ------------
(In thousands)                                       (Unaudited)      (Audited)
--------------------------------------------------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents ...................      $   4,462       $   2,127
   Trade accounts receivable, net ..............         71,797          74,000
   Inventories .................................         79,074          87,741
   Deferred income taxes .......................          1,646           1,841
   Prepaid expenses and other assets ...........          5,177           2,789
                                                      ---------       ---------
      Total current assets .....................        162,156         168,498

Property, plant and equipment, net .............        108,290         102,560

Investments in corporate joint ventures ........         17,250          16,590

Goodwill .......................................         18,148          18,148

Other assets ...................................          1,329           1,319
                                                      ---------       ---------
                                                      $ 307,173       $ 307,115
                                                      =========       =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable ............................      $  45,453       $  65,466
   Accrued liabilities .........................         12,228          12,922
   Income taxes payable ........................            -             2,158
   Long-term debt due within one year ..........          5,724           5,759
                                                      ---------       ---------
      Total current liabilities ................         63,405          86,285

Long-term debt .................................         92,680          74,900
Deferred income taxes ..........................         14,342          14,200
                                                      ---------       ---------
      Total liabilities ........................        170,427         175,385
                                                      ---------       ---------
Commitments and contingencies

 Shareholders' equity:
   Preferred stock .............................            --              --
   Common stock.................................         20,336          18,733
   Treasury stock...............................        (23,169)        (22,090)
   Additional paid-in capital ..................          5,103           4,909
   Retained earnings ...........................        138,675         133,869
   Accumulated other comprehensive loss ........         (4,199)         (3,691)
                                                      ---------       ---------
     Total shareholders' equity ................        136,746         131,730
                                                      ---------       ---------
                                                      $ 307,173       $ 307,115
                                                      =========       =========



STTX Announces Second Quarter Results
Page 4
April 21, 2003


                             STEEL TECHNOLOGIES INC.
                   Condensed Consolidated Statements of Income

(Amounts in thousands,                Three Months Ended     Six Months Ended
except per share data, unaudited)           June 30               June 30
--------------------------------------------------------------------------------
                                        2003       2002       2003       2002
                                      ------------------------------------------
Sales ................................ $129,603   $128,037   $385,752  $344,316
Cost of goods sold ...................  120,368    111,801    351,586   303,862
                                       --------   --------   --------  --------
      Gross profit ...................    9,235     16,236     34,166    40,454

Selling, general and
   administrative expenses ...........    7,285      7,546     21,332    22,587
Equity in net income of unconsolidated
   corporate joint ventures ..........      294        443        704     1,326
                                       --------   --------   --------   --------
   Operating income ..................    2,244      9,133     13,538    19,193

Interest expense, net ................    1,155      1,093      3,703     3,816
Loss (gain) on disposals/writeoffs of
   property, plant and equipment .....       15         33        (87)     (223)
                                       --------   --------   --------   --------
   Income before income taxes ........    1,074      8,007      9,922    15,600

Provision for income taxes ...........      102      3,039      3,168     5,916
                                       --------   --------   --------   --------
   Net income ........................ $    972   $  4,968   $  6,754   $ 9,684
                                       --------   --------   --------   --------

Diluted weighted average number of
   common shares outstanding .........    9,866      9,679      9,904     9,910
                                       ========   ========   ========   ========

Diluted earnings per common share .... $   0.10   $  0.51    $   0.68   $  0.98
                                       ========   ========   ========   ========

Basic weighted average number of
   common shares outstanding .........    9,763      9,556      9,742     9,815
                                       ========   ========   ========   ========

Basic earnings per common share ...... $   0.10   $  0.52    $   0.69   $  0.99
                                       ========   ========   ========   ========

Cash dividends per common share ...... $   0.10   $  0.08    $   0.20   $  0.16
                                       ========   ========   ========   ========



                                      -END-